UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 23, 2009

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GENERAL METALS CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	000-24189	65-0488983
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

615 Sierra Rose Drive, Suite 1, Reno NV  89511

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (775) 583-4636

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01

Changes in Registrant’s Certifying Accountant.

On June 23, 2009, we decided to engage new auditors as our independent accountants to audit our financial statements. Our Board of Directors and our audit committee approved the change of accountants to Mark Bailey & Company, Ltd., Certified Public Accountants. Accordingly, we dismissed Moore & Associates, on June 23, 2009.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended April 30, 2007 and April 30, 2008 and in the subsequent interim periods through January 31, 2009, there were no disagreements with Moore & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Moore & Associates would have caused Moore & Associates to make reference to the matter in their report. The reports on the financial statements prepared by Moore & Associates, for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principals except that Moore & Associates, expressed in their reports substantial doubt about our ability to continue as a going concern.

We provided Moore & Associates with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report, and if not, stating the aspects with which they do not agree. A copy of the letter provided from Moore & Associates is filed as Exhibit 16.1 to this Current Report on Form 8-K.

We have engaged the firm of Mark Bailey & Company, Ltd. as of June 23, 2009. During the last two fiscal years and subsequent interim periods preceding their engagement, Mark Bailey & Company, Ltd. was not consulted on any matter relating to accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements .

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

16.1

Letter from Moore & Associates

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENERAL METALS CORPORATION

By:	/s/ STEPHEN PARENT
Stephen Parent President and Chief Executive Officer

Date:  June 26, 2009